UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                               September 27, 2005
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                        CHINA DIRECT TRADING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                   FLORIDA              0-28331             84-1047159
      (State of Incorporation or (Commission File Number) (I.R.S. Employer
             organization)                                Identification No.)

                          12535 ORANGE DRIVE, SUITE 613
                              Davie, Florida 33330
                    (Address of principal executive offices)

                                 (954) 474-0224
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 MATERIAL  DEFINITIVE  CONTRACTS.  On September 27, 2005,  China Direct
Trading Corporation (China Direct) (Symbol: CHDT..OB) entered into an exclusive marketing agreement for selling LPG generators in the U.S. (Agreement) with Yiwu Generating Equipment Co., Ltd. (Yiwu), a Chinese manufacturer of generators and a subsidiary of Zhejiang YiWu Huafeng Industry (Multinational) Co., Ltd., which
is  a  large,  ISO  9001  certified,   industrial  Chinese   conglomerate  (see:
http://www.ywhuafeng.com/english/dongtai.htm for information on this company and its products). China Direct has exclusive marketing rights for Yiwu's LPG-fueled electrical generators in the United States for one year. China Direct must sell US$3 million a year of the generators to maintain its exclusivity for Yiwu LPG-generators in the United States market. The Agreement runs from October 1, 2005 till September 30, 2006. Yiwu is one of the sources of generators that China Direct intends to use as a source for any US generator orders. Yiwu is seeking UL approval of its generators and China Direct is assisting in this process.

As is the case with any marketing agreement, there can be no assurances that the Agreement or the relationship will result in any sales of LPG-fueled or other Yiwu generators in the United States by China Direct Based on current marketing feedback from potential customers or distributors of generators, China Direct believes that there is strong demand for generators to temporarily restore power to, and to power the heavy equipment needed to repair, recent damage in the Gulf Coast region of the U.S. The market for generators in that market is extremely competitive and China Direct is competing against many larger companies with considerable greater marketing and sales resources and with established market brand names and established customer bases and distribution networks in Gulf Coast. China Direct believes that its market opportunity may be a short-term period where demand for generators exceeds available domestic supplies and there will be a resulting demand for foreign generators. China Direct does not have sufficient information as of the date of this Report to verify the accuracy of its assumption about the existence of this short-term marketing and sales opportunity for Chinese-made generators. Even if this marketing and sales opportunity does exist, one possible obstacle to the sale of Chinese-made generators in the United States is that many local building codes or ordinances require UL-approval, and many distributors require UL-approval for generators, which Chinese-made generators typically lack because UL-approval is not required in their traditional Asian markets for generators. China Direct believes that obtaining UL-approval for Yiwu generators in short order is critical to the prospects of selling Yiwu generators in the U.S.

"UL" is a registered trade mark of Underwriters Laboratories, Inc.


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ITEM 8.01 OTHER  EVENTS.  On  September  27, 2005,  China Direct  issued a press release announcing that it has appointed Cora Wong, a former director of China Direct and a Chinese national living in Beijing, to handle China Direct's
efforts  to  establish   marketing  and  sales  agreements  and  distributorship
relationships with Chinese generator manufacturers. Her responsibilities will also include translating, aiding in speeding up the UL process, managing orders with the factories, quality control, and customer service for buyers traveling to China.

The information contained in Item 8.01 of this Current Report and the attached press release in Exhibit 99.1 shall not be deemed "filed" for purposes of
Section 18 of the  Securities  Exchange Act of 1934,  as amended  (the  Exchange
Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATES AND EXHIBITS

(c) EXHIBITS

The following exhibits are filed with this Report:

EXHIBIT NUMBER                      DESCRIPTION

EXHIBIT #10.1: Form of September 27, 2005 Agreement for Exclusive Agent between Yiwu Generating Equipment Co., LTD. and China Direct Trading Corporation.

EXHIBIT #99.1 Press Release, dated September 27, 2005, announcing engagement of Cora Wong by China Direct Trading Corporation to head China Direct initiative to market and sell Chinese-made generators for U.S. market.



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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHINA DIRECT TRADING
                              CORPORATION

                              Date: September 27, 2005

                              By: /s/ Howard Ullman
                              Howard Ullman, Chief
                              Executive Officer and
                              President and Chairman